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                                                                  EXHIBIT (1)(g)


                                 Amendment No. 7
                                       to

                First Amended and Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT


     Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Income Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

             "State Street Research Strategic Growth & Income Fund"
                                       to

                 "State Street Research Asset Allocation Fund."

     This Amendment shall be effective as of May 30, 2002.

     IN WITNESS WHEREOF, the undersigned officer or assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.

                                              /s/ Terrence J. Cullen
                                              ------------------------------
                                              Terrence J. Cullen
                                              Assistant Secretary